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                                                                     Exhibit 4.3

                                 EYEONICS, INC.

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                               DECEMBER 30, 2005

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                                TABLE OF CONTENTS

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                                                                           PAGE
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1. Certain Definitions.................................................      1

   1.1  "Commission"...................................................      1
   1.2  "Holder".......................................................      1
   1.3  "Initiating Holders"...........................................      1
   1.4  "Registrable Securities".......................................      1
   1.5  The terms "register," "registered" and "registration"..........      2
   1.6  "Registration Expenses"........................................      2
   1.7  "Restricted Securities"........................................      2
   1.8  "Securities Act"...............................................      2
   1.9  "Selling Expenses".............................................      2
   1.10 "Shares".......................................................      2

2. Transferability.....................................................      2

   2.1  Restrictions on Transferability................................      2
   2.2  Restrictive Legend.............................................      2
   2.3  Notice of Proposed Transfers...................................      3
   2.4  Removal of Restrictions on Transfer of Securities..............      3

3. Registration Rights.................................................      4

   3.1  Requested Registration.........................................      4
   3.2  Company Registration...........................................      6
   3.3  Registration on Form S-3.......................................      7
   3.4  Expenses of Registration.......................................      8
   3.5  Registration Procedures........................................      8
   3.6  Indemnification................................................     10
   3.7  Information by Holder..........................................     12
   3.8  Rule 144 Reporting.............................................     12
   3.9  Transfer of Registration Rights................................     13
   3.10 Standoff Agreement.............................................     13
   3.11 Termination of Registration Rights.............................     13

4. Right of First Offer................................................     14

   4.1  Right of First Offer Upon Issuances of Securities by the
      Company..........................................................     14

5. Covenants of the Company............................................     15

   5.1  Financial Information..........................................     15
   5.2  Positive Covenants.............................................     16
   5.3  Observer Rights................................................     17
   5.4  Confidentiality................................................     17
   5.5  Redemption.....................................................     18
   5.6  Termination of Covenants.......................................     18
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6. General Provisions..................................................     18

   6.1  Amendment and Waiver...........................................     18
   6.2  Governing Law..................................................     18
   6.3  Successors and Assigns.........................................     18
   6.4  Severability...................................................     18
   6.5  Notices........................................................     18
   6.6  Counterparts...................................................     18
   6.7  Titles and Subtitles...........................................     19
   6.8  Expenses.......................................................     19
   6.9  Aggregation of Stock...........................................     19
   6.10 Entire Agreement...............................................     19
   6.11 Aggregation....................................................     19
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                                      -ii-
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                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     This Investor Rights Agreement ("Agreement") is entered into as of December 30, 2005 by and among Eyeonics, Inc., a Delaware corporation (the "Company") and the investors set forth on Schedule A hereto (the "Investors").

     A. The Company and certain of the Investors have entered into an Amended and Restated Investor Rights Agreement dated as of April 10, 2003 (the "Previous Investor Rights Agreement").

     B. The Company and the Investors desire to amend and restate and replace in its entirety the Previous Investor Rights Agreement with the terms and conditions of this Agreement.

     C. Certain of the Investors and the Company have entered into a Series E Preferred Stock Purchase Agreement (the "Series E Agreement") of even date with this Agreement.

     D. In order to induce the Investors to consummate their purchase of Series E Preferred Stock of the Company, the parties have agreed to enter into this Agreement upon the terms and conditions set forth below. All terms not otherwise defined in this Agreement shall have the meaning set forth in the Series E Agreement.

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          1.1 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          1.2 "Holder" shall mean the Investors holding Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 3.9 hereof.

          1.3 "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold at least forty percent (40%) of the Registrable Securities.

          1.4 "Registrable Securities" means (1) any shares of Common Stock held by the Investors during the term hereof, including any shares of Common Stock issuable or issued upon conversion of the Shares or any other convertible securities held by the Investors from time to time during the term hereof and
(2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (1) above, excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which such person's rights under this Agreement are not assigned, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

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          1.5 The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          1.6 "Registration Expenses" shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with Sections 3.1, 3.2 and 3.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          1.7 "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

          1.8 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          1.9 "Selling Expenses" shall mean all underwriting discounts, selling commissions, stock transfer taxes and costs of special counsel to the Holders, if any, applicable to the securities registered by the Holders.

          1.10 "Shares" shall mean the Company's Series B, C , D and E Preferred Stock.

     2. Transferability.

          2.1 Restrictions on Transferability. The Shares and the Registrable Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or the Registrable Securities held by the Investors to agree to take and hold such securities subject to the provisions and upon the conditions specified in this
Section 2.

          2.2 Restrictive Legend. Each certificate representing (i) the Shares,
(ii) the Registrable Securities and (iii) any other securities issued in respect of the Shares or the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with legends in the following forms (in addition to any legend required under applicable state securities laws):

               (a) THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND

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                    UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS
                    RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

               (b) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     The Investors and Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Registrable Securities in order to implement the restrictions on transfer established in this Section 2.

          2.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by the Investors to any of its partners, or retired partners, or to the estate of any of its partners or retired partners or (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company, subject to compliance with applicable securities laws), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

          2.4 Removal of Restrictions on Transfer of Securities. Any legend referred to in Section 2.2 hereof stamped on a certificate evidencing (i) the Shares, (ii) the Registrable Securities or (iii) any other securities issued in respect of the Shares or the Registrable Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event and the stock transfer instructions and record notations with respect to such security shall be removed and the

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Company shall issue a certificate without such legend to the holder of such security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without qualification, legend, or registration under the Securities Act.

     3. Registration Rights.

          3.1 Requested Registration.

               (a) Requested Registration. If the Company shall receive from Initiating Holders a written request that the Company effect any registration (other than a registration on Form S-3 or any related form of registration statement) with respect to Registrable Securities representing at least forty percent (40%) of the Registrable Securities (or any lesser percentage if the anticipated aggregate offering price to the public, excluding underwriting discounts and commissions, is at least seven million five hundred thousand dollars ($7,500,000)), the Company will:

                    (i) within thirty (30) days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company;

     Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1:

                         (A) In any particular jurisdiction in which the Company
would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                         (B) Prior to six (6) months following the closing date
of the Company's initial underwritten public offering pursuant to an effective registration statement under the Securities Act;

                         (C) If the Company's Common Stock is not listed on a
national securities exchange (as defined in the Securities Exchange Act of 1934) and the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Company (subject to the consent of the Holders, which consent shall not be unreasonably withheld);

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                         (D) During the period starting with the date sixty (60)
days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                         (E) After the Company has effected two (2) such
registrations pursuant to this Section 3.1(a) (counting for this purpose only registrations which have been declared or ordered effective and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses);

                         (F) If the Initiating Holders propose to dispose of
shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request under Section 3.3 hereof;

                         (G) If the Company shall furnish to such Holders a
certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 3.1 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

     Subject to the foregoing clauses (A) through (G), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

               (b) Underwriting. In the event that a registration pursuant to
Section 3.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 3.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 3.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 3.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 3.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable,

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to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

          3.2 Company Registration.

               (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, or (iii) a registration pursuant to Section 3.1 hereof, the Company will:

                    (i) promptly give to each Holder written notice thereof; and

                    (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder, subject to Section 3.2(b) hereof.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a)(i). In such event the right of any Holder to registration pursuant to Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting, but in no event shall the number of Registrable Securities to be included in such offering be less than twenty percent (20%) of the total number of securities to be included in such offering, unless such offering is the initial public offering of the Company's Common Stock and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded from such offering. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation, and the number of shares of Registrable

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Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest one hundred (100) shares. If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

               (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.4 hereof.

          3.3 Registration on Form S-3.

               (a) If any Holder or Holders of in excess of twenty percent (20%) of the Registrable Securities or twenty percent (20%) of the Registrable Securities held by the Investors who purchased Registrable Securities pursuant to the Series C Stock Purchase Agreement dated June 7, 2000 by and among the Company and those Investors listed on Exhibit A thereto (the "Series C Agreement"), the Series D Stock Purchase Agreement dated April 10, 2003 by and among the Company and those Investors listed on Exhibit A thereto (the "Series D Agreement") and/or the Series E Agreement request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-term registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering as soon as practicable after receipt of the request or requests of the Holders and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than five (5) registrations pursuant to this Section 3.3 or more than two (2) such registrations in any twelve (12) month period. After the Company's first public offering of its securities, the Company will use its best efforts to qualify for Form S-3 registration or a similar short-form registration. The provisions of Section 3.1(b) shall be applicable to each registration initiated under this Section 3.3.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 3.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following, the effective date of any registration statement pertaining to securities of the

Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective; or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

               3.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 3.1 and 3.2 shall be borne by the Company. All Registration Expenses incurred in connection with registrations pursuant to Section 3.3 shall be borne by the holders of securities included in such registration pro rata on the basis of the number of shares so registered. All Selling Expenses relating to securities registered pursuant to Sections 3.1, 3.2 and 3.3 shall be borne by the holders of securities included in such registration pro rata on the basis of the number of shares so registered; provided, however, the Company shall pay the reasonable fees and expenses of one special counsel to the Holders in connection with registrations pursuant to Sections 3.1, 3.2 and 3.3.

               3.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will use its best efforts to:

                    (a) Prepare and file with the Commission a registration statement with respect to such securities and, with respect to registrations pursuant to Section 3.3, use its best efforts to cause such registration statement to become and remain effective until the earlier to occur of (i) one hundred twenty (120) days (which one hundred twenty (120) day period shall not include any days during which the Holders shall be prohibited from selling any Registrable Securities for the reasons described in Section 3.5(h) or 3.5(i),
(iii) and (iv)) or (ii) the distribution described in the Registration Statement has been completed;

                    (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                    (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents they may reasonably request in order to facilitate the disposition of Registrable Securities by them;

                    (d) register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                    (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                    (f) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                    (g) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                    (h) As soon as practicable notify the Holders at any time when a prospectus relating to the registration statement covering the Registrable Securities is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and the Company shall promptly prepare and furnish to the Holders a reasonable number of copies of a supplement or amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of circumstances under which were made, not misleading;

                    (i) Promptly notify the Holders and each underwriter, if any:

                         (i) when such registration statement or any prospectus
used in connection therewith has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                         (ii) of any written comments from the Commission with
respect to any filing referred to in clause (i) and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                         (iii) of the notification to the Company by the
Commission or any other regulatory authority of its initiation of any proceeding with respect to, or of the issuance by the Commission or any other regulatory authority of, any stop order suspending the effectiveness of such registration statement; and

                         (iv) of the receipt by the Company of any notice with
respect to the suspension of the qualification of any Registrable Shares for sale under applicable securities or blue sky laws of any jurisdiction;

and, in the case of clauses (ii), (iii) and (iv), promptly use all reasonable and diligent efforts (A) to respond satisfactorily to any such comments and to file promptly any necessary amendments or supplements, (B) to prevent the issuance of any stop order to obtain its withdrawal if such stop order should be issued and (C) to obtain the withdrawal of any such suspension or qualification, respectively; and

                    (j) furnish to the Holders a signed counterpart, addressed to the Holder (and each underwriter, if any) of:

                         (i) an opinion of counsel to the Company, dated the
effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the underwriter or underwriter's counsel; and

                         (ii) a "comfort" letter (in the case of an underwritten
public offering), dated the effective date of such registration statement and dated the date of the closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statement included in such registration statement, provided that the Holders provide such accountants with such certificates as are reasonably and customarily requested by such accountants;

in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements and other financial matters, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities.

               3.6 Indemnification.

                    (a) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                    (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein, unless such liability resulted from willful misconduct or gross negligence by such Holder.

                    (c) Each party entitled to indemnification under this
Section 3.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                    (d) If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the liability of each Holder under this subsection (d) shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein, unless such liability resulted from willful misconduct or gross negligence by such Holder.

                    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                    (f) The obligations of the Company and Holders under this
Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise.

               3.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

               3.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                    (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended;

                    (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

                    (c) So long as a Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

               3.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 3.1, 3.2 and 3.3 may be assigned to a transferee or assignee who acquires at least 300,000 Shares or Registrable Securities, or to any transferee or assignee who is a subsidiary, parent organization, partner, limited partner, retired partner, family member or trust of a Holder or the estate of such person or entity, provided that such transfer may otherwise be effected in accordance with applicable securities laws.

               3.10 Standoff Agreement. Each Holder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time not to exceed 180 days from the effective date of such registration, provided that:

                    (a) such agreement shall only apply to the initial public offering of the Company; and

                    (b) all officers, directors, other holders of rights to cause the Company to register securities and holders of more than one percent of the Company's outstanding voting stock have entered into similar agreements; provided, however, that, notwithstanding the foregoing, in the event that the underwriters in any public offering of the Company's securities release any persons named in subsection (b) from their obligations under the agreements referenced in subsection (b) with respect to any offering, then the Company shall promptly notify the Holders and the Holders shall be deemed released from their obligations under this Section 3.10 with respect to such offering; provided, further, that, in the event that the underwriters release any persons named in subsection (b) from their obligations under the agreements referenced in subsection (b) with respect to less than all of their Company securities, then the Holders shall be deemed released from their obligations under this
Section 3.10 with respect to the same percentage of their Registrable Securities as the percentage of the Company's securities released with respect to such other persons. The Company hereby agrees that it shall use its best efforts to include the foregoing proviso in any underwriting agreement entered into during the term hereof.

               3.11 Termination of Registration Rights. The rights granted under this Section 3 shall terminate on the earlier of (i) the fifth anniversary of the closing of the initial underwritten public offering of the Company's securities pursuant to a registration statement filed under the

Securities Act or (ii) on such date as all Registrable Securities may be sold under Rule 144 during any 90-day period (without regard to the volume limitations thereunder and without regard to Rule 144(k)). The rights granted under this Section 3 shall not terminate with respect to any Holder pursuant to subsection (ii) above for so long as such Holder owns more than one percent (1%) of the Company's outstanding stock.

     4. Right of First Offer.

          4.1 Right of First Offer Upon Issuances of Securities by the Company.

               (a) The Company hereby grants, on the terms set forth in this
Section 4.1, to each Investor who holds at least 300,000 Shares or Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and the like) purchased pursuant to the Series B Stock Purchase Agreement dated October 12, 1998 by and among the Company and those Investors listed on Exhibit A thereto (the "Series B Agreement"), the Series C Agreement, the Series D Agreement and/or the Series E Agreement (a "Major Investor"), the right of first offer to purchase all or any part of such Major Investor's pro rata share of the New Securities (as defined in Section 4.1(b)) which the Company may, from time to time, propose to sell and issue. The Major Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Major Investor, for purposes of this right of first offer, is (except as set forth in paragraph 4.1(e) below) the ratio of the total number of shares of Common Stock held by such Major Investor, including any shares of Common Stock into which shares of Preferred Stock held by such Major Investor are convertible, to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of Preferred Stock are convertible).

               (b) "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "New Securities" does not include (i) the Shares purchased under the Series E Agreement or the Registrable Securities, (ii) securities offered pursuant to a registration statement filed under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization, as approved by the Company's Board of Directors, (iv) all shares of Common Stock or other securities hereafter issued or issuable to officers, directors, employees, scientific advisors or consultants of the Company pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors of the Company, (v) all shares of Common Stock or other securities hereafter issued in connection with or as consideration for acquisition or licensing of technology, as approved by the Company's Board of Directors, and
(vi) all shares of Common Stock or other securities issued in connection with equipment leasing or equipment financing arrangements approved by the Board of Directors of the Company.

               (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Major Investors written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days from receipt of such Notice within which the Major Investors must respond to such Notice. The Major Investors shall have thirty (30) days from the date of receipt of the Notice to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.

               (d) In the event the Major Investors fail to exercise in full the right of first offer within said thirty (30) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from date of said agreement) to sell the New Securities respecting which the Major Investor rights were not exercised, at a price and upon general terms no more favorable to the Major Investors thereof than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Major Investors in the manner provided above.

               (e) The right of first offer granted under this Section 4.1 shall expire upon:

                    (i) The date upon which a registration statement filed by the Company under the Securities Act (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) in connection with an underwritten public offering of its securities first becomes effective and the securities registered thereunder are sold.

                    (ii) For each Major Investor, the date on which such Major Investor no longer holds a minimum of 300,000 Shares or Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and the like) originally purchased pursuant to the Series B Agreement, the Series C Agreement, the Series D Agreement and/or the Series E Agreement.

                    (iii) The tenth anniversary of the date of this Agreement.

               (f) The right of first offer granted under this Section 4.1 is assignable by the Investors to any transferee of a minimum of 300,000 Shares or Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and the like) originally purchased pursuant to the Series B Agreement, the Series C Agreement, the Series D Agreement and/or the Series E Agreement.

               (g) Each Investor who is a party to the Previous Investor Rights Agreement hereby waives its right of first refusal under the Previous Investor Rights Agreement, including any notice rights pertaining thereto, to purchase the shares of Series E Preferred Stock being issued and sold pursuant to the Series E Agreement.

     5. Covenants of the Company.

          5.1 Financial Information. The Company will provide each Investor the following reports for so long as the Investor is a holder of at least 300,000 Shares or Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and the like), including for purposes of this Section 5 any such Shares which have been transferred to a constituent partner of an Investor:

               (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, if requested by the Investors, certified by independent public accountants selected by the Company.

               (b) As soon as practicable after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, consolidated statements of income, consolidated statements of changes in financial condition, and a consolidated statement of cash flow of the Company and its subsidiaries for such period and for the current fiscal year to date, and setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

               (c) A copy of the annual budget for the next fiscal year of the Company containing profit and loss projections, cash flow projections, and capital expenditures, as soon as it is available but in any event within thirty
(30) days prior to the end of the current fiscal year.

               (d) The obligation of the Company to furnish financial information under paragraphs (a), (b) and (c) of this Section 5.1 shall terminate upon a public offering or when the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

          5.2 Positive Covenants. The Company hereby agrees as follows:

               (a) The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereof, and provided further, that the Company will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Company;

               (b) The Company will keep its assets and those of its subsidiaries that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, and explosion insurance in amounts customary for companies in similar businesses similarly situated, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

               (c) The Company and all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities, and applicable laws, relating to the conduct of their businesses or to their property or assets;

               (d) The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors;

               (e) The Company shall not enter into transactions with the affiliates of the Company except on terms substantially as beneficial to the Company as similar arrangements with the independent third parties; and the Company shall notify each Investor holding at least 300,000 Shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) prior to entering into any such transaction with an aggregate value in excess of $100,000; and

               (f) The Company shall promptly notify each Investor holding at least 300,000 Shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of any material default under any material loan, lease, contract or any other agreement with a third party.

          5.3 Observer Rights. Any Investor holding at least 1,000,000 shares of Series C Preferred Stock, or in the case of Pequot Private Equity Fund II, L.P. ("Pequot"), 50% of the shares of Registrable Securities held by Pequot as of June 7, 2000, or in the case of The Entrepreneurs' Fund, 615,000 shares of Series D Preferred Stock, or in the case of Versant Ventures II, L.P. ("Versant"), 50% of the shares of Registrable Securities held by Versant as of the date hereof, who does not have one of its partners or members, or a partner or member of an affiliated entity, serving as a member of the Company's Board of Directors shall be entitled to designate a representative to attend all meetings of the Company's Board of Directors in a nonvoting observer capacity and, in this respect, the Company shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors at such time as it provides such materials to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act as a fiduciary of the Company with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel. The Company agrees to reimburse all reasonable expenses incurred by such representative directly associated with attending meetings of the Company's Board of Directors.

          5.4 Confidentiality. Each Investor agrees that any information obtained by such Investor pursuant to this Section 5 which is identified by the Company as being proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. Each Investor further acknowledges and understands that any information so obtained which may be considered "inside" non-public information will not be utilized by such Investor in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal anti-fraud statutes.

          5.5 Redemption. The Investors hereby acknowledge and agree that the Company shall use part of the proceeds to the Company from the sale of Series E Preferred Stock pursuant to the Series E Agreement to redeem 500,000 shares of Series A Preferred Stock at a price per share of $5.25 from The Nice Trust.

          5.6 Termination of Covenants. The covenants of the Company set forth in this Section 5 shall terminate in all respects on the earlier to occur of (i) date of the closing of an initial firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Company's Common Stock and (ii) the tenth anniversary of the date of this Agreement.

     6. General Provisions.

          6.1 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of two-thirds (2/3) of the shares of the Common Stock issued or issuable upon conversion of the Shares; provided that in addition to the vote otherwise required by this Section 6.1,
Section 5.5 may not be amended without the written consent of a majority in interest of the holders of Series A Preferred Stock of the Company. Any amendment or waiver effected in accordance with this Section 6.1 shall be binding upon all holders of any Shares or Registrable Securities at the time outstanding, each future holder of all such securities and the Company.

          6.2 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California without regard to conflict of laws provisions.

          6.3 Successors and Assigns. Except as otherwise expressly provided, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties.

          6.4 Severability. In case any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be unenforceable, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          6.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by first class mail, postage prepaid, addressed: (a) if to the Investors, at the Investor address as set forth on Attachment A hereto, or at such other address as the Investors shall have furnished to the Company in writing, or (b) if to the Company, at its current address or at such other address as the Company shall have furnished to the Investors in writing.

          6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which together shall constitute one instrument. This Agreement shall become effective when counterparts have been signed by each of the parties and delivered by facsimile or other means to the other parties.

          6.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.8 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          6.10 Entire Agreement. This Agreement (including the schedules and exhibits hereto) amends and restates in its entirety the Previous Investor Rights Agreement and constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

          6.11 Aggregation. All Shares held or acquired by affiliated persons, funds and entities and constituent partners and members will be aggregated for the purpose of determining the availability of any rights under this Agreement.

                [Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Investor Rights Agreement has been executed as of the date first above written.

                                        EYEONICS, INC.

                                        a Delaware corporation


                                        By: /s/ J. Andy Corley
                                            ------------------------------------
                                            J. Andy Corley, President

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        VERSANT VENTURE CAPITAL II, L.P.
                                        VERSANT SIDE FUND II, L.P.
                                        VERSANT AFFILIATES FUND II-A, L.P.

                                        By: Versant Ventures II, L.L.C.,
                                            Its General Partner


                                        By: /s/ Charles M. Warden
                                            ------------------------------------
                                            Charles M. Warden, Managing Director

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        ADAM VENTURES, L.P.
                                        a Delaware limited partnership

                                        By: Adam Ventures Management, L.L.C.


                                        By: /s/ J. Casey McGlynn
                                            ------------------------------------
                                            J. Casey McGlynn
                                        Title: Authorized Signatory

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        BRENTWOOD AFFILIATES FUND II, L.P.

                                        By: Brentwood VIII Ventures, LLC,
                                            its General Partner


                                        By: /s/ illegible
                                            ------------------------------------
                                            ___________________, Managing Member


                                        BRENTWOOD ASSOCIATES VIII, L.P.

                                        By: Brentwood VIII Ventures, LLC,
                                            its General Partner


                                        By: /s/ illegible
                                            ------------------------------------
                                            Managing Member

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        BRUCE FEUCHTER


                                        /s/ Bruce Feuchter
                                        ----------------------------------------


                                        SYCR INVESTMENT FUND I, LLC


                                        By: /s/ illegible
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        STRADLING YOCCA CARLSON & RAUTH
                                        INVESTMENT PARTNERSHIP OF 1982


                                        By: /s/ Bruce Feuchter
                                            ------------------------------------
                                            Bruce Feuchter, General Partner

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        J. CASEY MCGLYNN


                                        /s/ J. Casey McGlynn
                                        ----------------------------------------


                                        CALNATIONAL BANK CUST FBO
                                        J. CASEY MCGLYNN


                                        By: /s/ J. Casey McGlynn
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        ABS VENTURES VI L.L.C.
                                        By ABS Ventures VI L.P., its sole member
                                        By Calvert Capital IV L.L.C., its
                                        general partner


                                        By: /s/ Bruns H. Grayson
                                            ------------------------------------
                                            Bruns H. Grayson
                                            Senior Manager


                                        ABS INVESTORS L.L.C.


                                        By: /s/ James. M. Shapiro
                                            ------------------------------------
                                            James M. Shapiro, its Manager

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        PEQUOT PRIVATE EQUITY FUND II, L.P.

                                        By: Pequot Capital Management, Inc., its
                                            as Investment Manager


                                        By: /s/ Aryeh Davis
                                            ------------------------------------
                                        Name: Aryeh Davis
                                        Title: COO & General Counsel

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        JON OSGOOD


                                        /s/ Jon Osgood
                                        ----------------------------------------

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        PETER N. RIEKES


                                        /s/ Peter N. Riekes
                                        ----------------------------------------

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        THE WATKINS FAMILY TRUST


                                        By: /s/ Jay Watkins
                                            ------------------------------------
                                            Jay Watkins, Trustee

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        LARRY HAIMOVITCH 2000 SEPARATE PROPERTY
                                        REVOCABLE TRUST DATED MAY 9, 2000


                                        By: /s/ illegible
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        THE GEX FAMILY TRUST U/D/T DATED JUNE
                                        26, 1992


                                        By: /s/ Steven L. Gex
                                            ------------------------------------
                                            Steven L. Gex, Trustee

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        THE ENTREPRENEURS' FUND II, L.P.

                                        By: BW Management II, LLC,
                                            its General Partner


                                        By: /s/ C. Woodrow Rea
                                            ------------------------------------
                                            C. Woodrow Rea, Jr., Managing
                                            Director


                                        THE ENTREPRENEURS' GROWTH FUND, L.P.

                                        By: BW Management II, LLC,
                                            its General Partner


                                        By: /s/ C. Woodrow Rea
                                            ------------------------------------
                                            C. Woodrow Rea, Jr., Managing
                                            Director

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        RBW INVESTMENTS, LLC


                                        By: /s/ C. Woodrow Rea
                                            ------------------------------------
                                            C. Woodrow Rea, Jr., Managing
                                            Director

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        JOSEPH F. BRILANDO


                                        /s/ Joseph F. Brilando
                                        ----------------------------------------

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        WS INVESTMENTS


                                        By: /s/ J. Casey McGlynn
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WS INVESTMENT COMPANY, LLC
                                        (2003 A)


                                        By: /s/ J. Casey McGlynn
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WS INVESTMENT COMPANY, LLC
                                        (2003 C)


                                        By: /s/ J. Casey McGlynn
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        JAMES GERIAK


                                        /s/ James Geriak
                                        ----------------------------------------

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                        INVESTORS:

                                        ORRICK INVESTMENTS 2003 LLC


                                        By: /s/ illegible
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

EYEONICS, INC.
SERIES E AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS

ABS INVESTORS, L.L.C.
890 Winter Street, Suite 225
Waltham, MA 02451

ABS VENTURES VI L.L.C.
890 Winter Street, Suite 225
Waltham, MA 02451

ADAM VENTURES, L.P.
c/o J. Casey McGlynn, Esq.
650 Page Mill Road
Palo Alto, CA 94304

BRENTWOOD ASSOCIATES VIII, L.P.
BRENTWOOD AFFILIATES FUND II, L.P.
450 Newport Center Drive, Suite 380
Newport Beach, California 92660

BRUCE FEUCHTER
660 Newport Center Drive
Suite 1600
Newport Beach, CA 92660

CALIFORNIA FEDERAL BANK IRA
FBO J. Casey McGlynn
650 Page Mill Road
Palo Alto, CA 94304

JAMES GERIAK
Orrick, Herrington & Sutcliffe LLP
4 Park Plaza, Suite 1600
Irvine, CA 92614-2558

J. CASEY MCGLYNN
650 Page Mill Road
Palo Alto, CA 94304

JON OSGOOD
229 Marlborough Street
Boston, MA

JOSEPH F. BRILANDO
2637 Marine Way, Suite 100
Mountain View, CA 94043

LARRY HAIMOVITCH 2000 SEPARATE PROPERTY
REVOCABLE TRUST DATED MAY 9, 2000
4 Maritime Plaza
San Francisco, CA 94111

ORRICK INVESTMENTS 2003 LLC
Peter Lillevand
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, CA 94111-3143

PEQUOT PRIVATE EQUITY FUND II, L.P.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880

PETER N. REIKES
SG Cowen Securities Corp
1221 Avenue of the Stars
New York, NY 10020

RBW INVESTMENTS, LLC
c/o Shirley R. Elfar
800 W. El Camino Real, Suite 180
Mountain View, CA 94040

STRADLING YOCCA CARLSON & RAUTH
INVESTMENT PARTNERSHIP OF 1982
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660

SYCR INVESTMENT FUND I, LLC
c/o Bruce Feuchter, Esq.
660 Newport Center Drive
Suite 1600
Newport Beach, CA 92660

THE ENTREPRENEURS' FUND II, L.P.
THE ENTREPRENEURS' GROWTH FUND, L.P.

c/o Shirley R. Elfar
800 W. El Camino Real, Suite 180
Mountain View, CA 94040

THE GEX FAMILY TRUST U/D/T
DATED JUNE 26, 1992
9 New Haven
Laguna Nigel, CA 92677

THE WATKINS FAMILY TRUST
Jay Watkins
140 Solana Rd.
Portola Valley, CA 94028

VERSANT VENTURE CAPITAL II, L.P.
VERSANT SIDE FUND II, L.P.,
VERSANT AFFILIATES FUND II-A, L.P.
450 Newport Center Drive, Suite 600
Newport Beach, CA 92660
Attn: Charles M. Warden

WS INVESTMENTS
WS INVESTMENT COMPANY, LLC (2003 A)
WS INVESTMENT COMPANY, LLC (2003 C)
650 Page Mill Road
Palo Alto, CA 94304